CALMEC
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                                              California Electronics Corporation
                                                        Jon N. Leonard, Chairman


                             RIGHTS  AGREEMENT

This agreement ("Rights Agreement") is entered into as of June 1, 2000, by California Molecular Electronics Corp. ("CALMEC" or the "Company"), in favor of its President and CEO, James J. Marek, Jr.

WHEREAS under a certain agreement of employment ("Employment Agreement"), Mr. Marek has agreed to work for CALMEC without full compensation until such date (the "Full Comp Date") as the board of directors of CALMEC determines that the Company is able to begin the payment of full compensation to Mr. Marek for his services and is also able to perform under Item 2 of this agreement (see below); and

WHEREAS CALMEC has granted a Rolling Option to Mr. Marek under an incentive stock option granted as of May 1, 2000 ("Rolling Option") that entitles him to purchase any portion of N shares of Company stock, where the number N is a variable that will grow as time passes until the Full Comp Date and may be reduced as, and if, the Rolling Option is exercised from time to time by Mr. Marek.

NOW  THEREFORE,  CALMEC  agrees  as  follows:

At any time after the Full Comp Date, Mr. Marek shall have the one time right under this Rights Agreement to terminate the Rolling Option and require the Company to:

     1.   Issue him M shares of common stock, and/or
     2. Pay him cash value at $6.00 per share for S shares, where the sum of M and S is equal to the number of unexercised shares under the Rolling Option at the time of termination.

IN WITNESS WHEREOF, CALMEC has executed this Rights Agreement as of the day and year first above written.

CALMEC:

BY:  /s/  Jon  N.  Leonard
   --------------------------------
     Jon  N.  Leonard,  Chairman


Confirmation:

/s/  James  J.  Marek,  Jr
---------------------------------
James  J.  Marek,  Jr.


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